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                                                                   EXHIBIT 99.1


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NEWS RELEASE

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[NEXTEL LOGO]                                   NEXTEL COMMUNICATIONS, INC.
                                                2001 Edmund Halley Drive
                                                Reston, VA  20191
                                                703 433-4000


                                                                       CONTACTS:
                                          INVESTORS: PAUL BLALOCK (703) 433-4300
                                                 MEDIA: BEN BANTA (703) 433-4700



                NEXTEL REPORTS RECORD SECOND QUARTER 2000 RESULTS

        - GLOBAL DIGITAL PROPORTIONATE SUBSCRIBER ADDITIONS OF 677,000 -
                   - RECORD SUBSCRIBER REVENUE AND CASH FLOW -
            - NEXTEL INTERNATIONAL GAINS MOMENTUM IN LATIN AMERICA -


RESTON, Va. - July 18, 2000 - Nextel Communications, Inc., (NASDAQ: NXTL) today reported its financial results for the second quarter of 2000 including the addition of a record setting 677,000 global digital proportionate subscribers, improved revenue and cash flow trends and solid momentum in the Latin American operations of Nextel International. Nextel ended the second quarter with a global subscriber base of approximately 6.2 million global digital proportionate subscribers.

Consolidated operations produced a 59% increase in revenue to $1.26 billion for the second quarter of 2000 as compared to consolidated revenue of $793 million in the second quarter of 1999. Consolidated operating cash flow (earnings before interest, taxes, depreciation and amortization) increased 166% to $290 million for the second quarter of 2000 as compared to $109 million of consolidated operating cash flow during the second quarter of 1999.

Domestic operations produced record setting subscriber additions of 560,600, and increased average monthly revenue per domestic subscriber of approximately $74. Domestic operations experienced a 55% increase in revenue to $1.20 billion as compared to second quarter 1999's domestic revenue of $771 million. Second quarter domestic operating cash flow grew 108% to a record $323 million, as compared to second quarter 1999's domestic operating cash flow of $155 million.

Domestic operating income grew 247% to $52 million for the second quarter 2000 as compared to first quarter 2000's operating income of $15 million. The monthly churn rate for the second quarter of 2000 remained at one of the best levels in the wireless industry at approximately 2% for domestic customers. Nextel ended the second quarter with approximately 5,616,600 domestic digital subscribers.

"Strong global demand for Nextel's differentiated service produced another record setting quarter. Increased revenue, and net subscriber additions and record cash flow are particularly pleasing in light of the increasingly competitive national and global wireless marketplace," said Tim Donahue, Nextel's president and CEO. "We are encouraged by the strong initial customer demand for our new Nextel Worldwide(SM) global roaming service and excited about the enhanced differentiation that our new Nextel Online(SM) wireless Internet services are beginning to offer to broader groups of customers. Nextel expects to continue to meet the challenges of greater wireless demand in the coming quarters and continue our leadership in the emerging global wireless marketplace."

"For the sixth consecutive quarter, Nextel has attracted greater domestic net subscriber additions while maintaining the highest subscriber quality in the industry," said Steve Shindler, Nextel's CFO and Nextel International's CEO. "With more than $20 of monthly cash flow per subscriber from domestic operations, Nextel has increased its lifetime revenue per subscriber to an industry-leading $3,700 and we continue to set the pace in the domestic wireless industry. Nextel International continued to gain momentum posting a record 116,400 proportionate subscriber additions in the second quarter. When compared with second



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quarter 1999 results, Nextel International's revenue increased by 191% and the operating cash flow losses declined by 28% in the second quarter of 2000."

The consolidated net loss per share for the second quarter of 2000 was $0.38 per share - a 27% improvement when compared to the $0.52 per share loss for the second quarter of 1999. The net loss per share figures reflect the 2-for-1 stock split which occurred during June 2000. The weighted average number of shares outstanding was approximately 760 million for the second quarter 2000. Domestic capital expenditures were $686 million for the second quarter of 2000 as compared to $661 million in the first quarter of 2000.

Total domestic system minutes of use on the Nextel National Network increased 77% when compared with the same period in 1999 to approximately 7.6 billion minutes - reflecting increased customer demand to approximately 480 minutes of use per customer per month for Nextel's differentiated wireless services. During the second quarter, approximately 14.6 million Internet text messages were sent on the Nextel National Network, representing a 156% increase over last year's second quarter Internet text messages.

NEXTEL INTERNATIONAL

Consolidated digital subscribers in Nextel International's managed markets in Latin America grew by approximately 109,700 during the second quarter 2000 to 469,100 subscribers. This represents an increase of approximately 205% over the second quarter of 1999 consolidated subscriber base of 154,000. Nextel International ended the second quarter of 2000 with about 1,225,900 subscribers spread throughout the markets where it has an ownership interest and 578,500 proportionate subscribers. During the second quarter 2000, Nextel International increased its ownership interest in Brazil to 92% and in Peru to 100%. Nextel International also agreed to sell its ownership interest in Shanghai, China, and purchased spectrum in Santiago, Chile, during the second quarter of 2000.

Nextel International's consolidated revenue increased 191% to $64 million as compared to second quarter 1999's revenue of $22 million. Operating cash flow losses decreased 28% to $33 million as compared to 1999's second quarter loss of $46 million. International capital expenditures were $137 million in the second quarter of 2000 as compared with $116 million in the first quarter 2000.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel and Nextel International's actual future experience involving any one or more of such matters and subject areas. Nextel and Nextel International have attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel's and/or Nextel International's current expectations regarding the relevant matter or subject area. Such risks and uncertainties include those that are described from time to time in Nextel's and Nextel International's reports filed with the SEC, including Nextel's and Nextel International's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in the 10-Q's for the first quarter of 2000 filed by Nextel and Nextel International.

Nextel Communications, Inc., based in Reston, VA, is the leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the United States covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 98 of the top 100 U.S. markets. Through recent market launches, Nextel and Nextel Partners' service is available today in areas of the U.S. where approximately 193 million people live or work. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging, wireless Internet access and Nextel Direct Connect(R) - a digital two-way radio feature. In addition, through Nextel International, Inc., Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, Chile and Japan. Please visit our website at http://www.nextel.com.

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                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                    Unaudited

                                                                SIX MONTHS ENDED                         THREE MONTHS ENDED
                                                                    JUNE 30,                                  JUNE 30,
                                                         ------------------------------            ------------------------------
                                                             2000              1999                    2000              1999
                                                         ------------      ------------            ------------      ------------

OPERATING REVENUES                                       $     2,339       $     1,457             $      1,260      $       793
                                                         ------------      ------------            ------------      ------------
OPERATING EXPENSES
   Cost of revenues                                              474               329                      260              166
   Selling, general and administrative                         1,347               984                      710              518
                                                         ------------      ------------            ------------      ------------
EBITDA                                                           518               144                      290              109
   Depreciation and amortization                                 583               471                      303              243
                                                         ------------      ------------            ------------      ------------
OPERATING LOSS                                                   (65)             (327)                     (13)            (134)
Interest expense                                                (579)             (407)                    (301)            (209)
Interest income                                                  187                12                      104                8
Debt conversion expense                                          (23)               --                       --               --
Equity in losses of unconsolidated affiliates                    (71)              (31)                     (36)             (25)
Foreign currency transaction gains (losses), net                   6               (46)                      (6)              21
Other income, net                                                  9                75                        3               64
                                                         ------------      ------------            ------------      ------------
LOSS BEFORE INCOME TAX BENEFIT                                  (536)             (724)                    (249)            (275)
Income tax benefit                                                16                17                        8                7
                                                         ------------      ------------            ------------      ------------
LOSS BEFORE EXTRAORDINARY ITEM                                  (520)             (707)                    (241)            (268)
Extraordinary loss from extinguishment of debt                  (104)               --                       --               --
Mandatorily redeemable preferred stock dividends                (103)              (93)                     (51)             (47)
                                                         ------------      ------------            ------------      ------------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                 $      (727)      $      (800)           $        (292)     $      (315)
                                                         ============      ============            ============      ============
LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS,
   BASIC AND DILUTED:
      Loss before extraordinary item attributable to
        common stockholders                              $     (0.83)      $     (1.35)            $      (0.38)     $     (0.52)
      Extraordinary item                                       (0.14)                --                      --               --
                                                         ------------      ------------            ------------      ------------
                                                         $     (0.97)      $     (1.35)            $      (0.38)     $     (0.52)
                                                         ===========       ============             ============      ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             751               594                      760              606
                                                         ============      ============            ==============    ============

                      SELECTED BALANCE SHEET AND OTHER DATA
                         (in millions, except unit data)


                                                                                 JUNE 30,              DECEMBER 31,
                                                                                   2000                    1999
                                                                             --------------           -------------
                                                                                (Unaudited)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS                             $       6,369           $       5,808
PROPERTY, PLANT AND EQUIPMENT, NET                                                    7,295                   6,152
INTANGIBLE ASSETS, NET                                                                4,597                   4,551
TOTAL ASSETS                                                                         20,292                  18,410
LONG-TERM DEBT, including current portion of $68 and $1,165                          12,869                  10,925
MANDATORILY REDEEMABLE PREFERRED STOCK                                                1,775                   1,770
TOTAL STOCKHOLDERS' EQUITY                                                            2,236                   2,574
DIGITAL UNITS IN SERVICE:
   Domestic                                                                       5,616,600               4,515,700
                                                                              =============           =============
   Global - proportionate (1)                                                     6,195,100               4,919,200
                                                                              =============           =============

                                                                                        THREE MONTHS ENDED
                                                                              -------------------------------------
                                                                                 JUNE 30,                MARCH 31,
                                                                                   2000                    2000
                                                                              ---------------         -------------

   CONSOLIDATED CAPITAL EXPENDITURES                                           $        823            $        777
                                                                               ============            ============

(1) December 31, 1999 subscriber count includes units attributable to Nextel's investment in our affiliate in Shanghai, China. These subscriber units are excluded from the total subscriber count as of June 30, 2000.



                                    - MORE -

                   NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (in millions)
                                    Unaudited


                                                             SIX MONTHS ENDED                         THREE MONTHS ENDED
                                                                 JUNE 30,                                  JUNE 30,
                                                      ------------------------------            ------------------------------
                                                          2000              1999                    2000              1999
                                                      ------------      ------------            ------------      ------------
OPERATING REVENUES                                    $        111      $         42            $         64      $         22
                                                      ------------      ------------            ------------      ------------
OPERATING EXPENSES
   Cost of revenues                                             29                18                      15                 9
   Selling, general and administrative                         149               117                      82                59
                                                      ------------      ------------            ------------      ------------
EBITDA                                                         (67)              (93)                    (33)              (46)
   Depreciation and amortization                                65                52                      32                28
                                                      ------------      ------------            ------------      ------------
OPERATING LOSS                                                (132)             (145)                    (65)              (74)
Interest expense                                              (107)              (82)                    (55)              (44)
Interest income                                                  5                 3                       5                 1
Equity in losses of unconsolidated affiliates                  (17)              (11)                    (10)               (6)
Foreign currency transaction gains (losses), net                 6               (46)                     (6)               21
Other income, net                                                4                13                       1                --
                                                      ------------      ------------            ------------      ------------
LOSS BEFORE INCOME TAX BENEFIT                                (241)             (268)                   (130)             (102)
Income tax benefit                                              --                --                      --                --
                                                      ------------      ------------            ------------      ------------
NET LOSS                                              $       (241)     $       (268)           $       (130)     $       (102)
                                                      =============     ============            =============     ============

                     SELECTED BALANCE SHEET AND OTHER DATA
                        (in millions, except unit data)


                                                                                       JUNE 30,             DECEMBER 31,
                                                                                         2000                  1999
                                                                                     -----------             ----------
                                                                                      (Unaudited)

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS                                    $       297             $     100
PROPERTY, PLANT AND EQUIPMENT, NET                                                           755                   539
INTANGIBLE ASSETS, NET                                                                       506                   455
TOTAL ASSETS                                                                               2,124                 1,682
LONG-TERM DEBT, including current portion of $67 and $33                                   1,734                 1,548
TOTAL STOCKHOLDERS' DEFICIT                                                                   (4)                 (180)
INTERNATIONAL DIGITAL UNITS IN SERVICE (1):
   Total                                                                               1,225,900             1,245,600
                                                                                     ===========             =========
   Proportionate                                                                         578,500               403,500
                                                                                     ===========             =========

                                                                                              THREE MONTHS ENDED
                                                                                     -----------------------------------
                                                                                       JUNE 30,                MARCH 31,
                                                                                         2000                    2000
                                                                                     ------------            -----------
INTERNATIONAL CAPITAL EXPENDITURES                                                   $        137            $       116
                                                                                     ============            ===========


(1) December 31, 1999 subscriber count includes units attributable to Nextel's investment in our affiliate in Shanghai, China. These subscriber units are excluded from the total subscriber count as of June 30, 2000.

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